UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2017

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 521-3390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 10, 2017, BioTime, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the several underwriters listed therein (the “Underwriters”), relating to the issuance and sale in an underwritten public offering by the Company of 6,481,482 shares of the Company’s common stock, no par value per share (the “Common Stock”). The public offering price for each share of Common Stock is $2.70.

The Underwiters will purchase the shares of Common Stock from the Company at a price of $2.538 per share, representing a 6.0% discount from the public offering price. Raymond James & Associates, Inc. is acting as the sole book-running manager for the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

As part of the Underwriting Agreement, subject to certain exceptions, certain of the Company's officers, directors and five percent shareholders agreed not to sell or otherwise dispose of any of the Company’s Common Stock held by them for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Raymond James & Associates, Inc.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-201824) filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2015, and declared effective by the SEC on February 12, 2015, and a preliminary and final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the offering. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

The net proceeds to the Company from the sale of the shares of Common Stock is expected to be approximately $16,250,001, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the 30-day option which the Company has granted the Underwriters under the terms of the Underwriting Agreement to purchase up to an additional 972,222 shares of Common Stock to cover over allotments, if any. The Company intends to use the net proceeds from the offering for general corporate purposes, including, without limitation, to fund clinical trials, research and development activities and for general working capital. The offering is expected to close on or about February 15, 2017, subject to customary closing conditions.

 The foregoing description of the Underwriting Agreement does not purport to be complete and the terms of the Underwriting Agreement are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

On February 10, 2017, the Company issued a press release announcing that it had priced the offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the prospectus supplement and accompanying prospectus and the Company’s reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 10, 2017, between BioTime, Inc. and Raymond James & Associates, Inc., as representative of the underwriters named therein

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Opinion of K&L Gates LLP filed as Exhibit 5.1)

99.1	Press Release of BioTime, Inc., dated February 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: February 10, 2017	By:	/s/ Russell Skibsted
Russell Skibsted
Chief Financial Officer